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                                                                      EXHIBIT 11

MIGRATEC, INC. AND SUBSIDIARY

Computations of Net Loss Per Share

The following table sets forth the computation of basic and diluted loss per share as calculated in accordance with FASB 128.

                                                                        For the three months ended
                                                                                March 31,
                                                                          1999              1998
                                                                      ------------      ------------
Numerator:
   Numerator for basic and diluted loss per share -
   Net loss before extraordinary item                                 $   (782,808)     $ (1,247,301)

   Extraordinary income                                                         --             5,250
                                                                      ------------      ------------

   Net loss                                                           $   (782,808)     $ (1,242,051)
                                                                      ============      ============

Denominator:
   Denominator for basic loss per share -
   Weighted average shares                                              45,243,109        30,829,925

Effect of dilutive securities:
   Stock options and warrants                                                   --                --
                                                                                --                --
                                                                      ------------      ------------

   Dilutive potential common shares                                             --                --
                                                                      ------------      ------------

   Denominator for diluted earnings per share - adjusted weighted
   average shares and assumed conversions                               45,243,109        30,829,925
                                                                      ============      ============

   Basic loss per share                                               $      (0.02)     $      (0.04)
                                                                      ============      ============
   Diluted loss per share                                             $      (0.02)     $      (0.04)
                                                                      ============      ============


As the Company incurred a net loss for the three months ended March 31, 1999 and 1998, there were no adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.